Exhibit 99.1
Tallgrass Energy Reports Strong First Quarter 2019 Results

•	Net Income, Adjusted EBITDA and Cash Available for Dividends of $50.6 million, $245.7 million and $200.6 million

•	Cash Available for Dividends of $0.71 per share, Declared Dividend of $0.53 per share, resulting in dividend coverage of 1.35x
LEAWOOD, Kan.--(BUSINESS WIRE)--May 7, 2019--Tallgrass Energy, LP (NYSE: TGE) ("TGE") today reported financial and operating results for the first quarter of 2019.
"Our team once again delivered outstanding financial and operating results that exceeded expectations," said CEO David Dehaemers Jr. "During the first quarter we continued to make incremental progress toward our recontracting goals and the commercialization of Seahorse, the Plaquemines Liquids Terminal and a Pony Express expansion. With our new partner Blackstone, we plan to continue to invest capital at attractive returns for our shareholders and to expand our footprint."
First Quarter Dividend
As previously announced, the board of directors of TGE's general partner declared a quarterly cash dividend of $0.53 per Class A share for the first quarter of 2019. This quarterly dividend represents $2.12 per Class A share on an annualized basis, a sequential increase of 1.9 percent from the fourth quarter 2018 dividend and an increase of 8.7 percent from the first quarter 2018 dividend. The quarterly dividend will be paid on May 15, 2019, to Class A shareholders of record as of the close of business on April 30, 2019.

Acquisition of Central Environmental Services

On May 1st, Tallgrass Energy subsidiary, BNN Water Solutions, LLC, closed the purchase of an approximately 92 percent interest in Marcellus and Utica water services provider, Central Environmental Services ("CES"), for approximately $52 million. The acquisition continues to geographically expand Tallgrass Energy's position as an industry leading water services provider.

"Tallgrass Energy is excited to bring our midstream water experience from five other basins to Appalachia through the CES acquisition," said Jeff Nelson, Segment President, Unregulated Assets. "We look forward to serving Appalachian producers by providing for their water gathering, recycling, disposal and other needs.”

Tallgrass Energy, LP Summary Financial Information

Three Months Ended March 31, 2019
(in thousands, except coverage and per unit data)

Net income attributable to TGE	$50,587
Add:
Interest expense, net(1)	39,710
Depreciation and amortization expense(1)	30,728
Distributions from unconsolidated investments	115,098
Deficiency payments, net(1)	12,144
Non-cash compensation expense	17,120
Non-cash loss related to derivative instruments	1,252
Deferred income tax expense	17,066
Net income attributable to Exchange Right Holders	50,542
Less:
Equity in earnings of unconsolidated investments	(88,522)
Adjusted EBITDA(2)	$245,725
Less:
Cash interest cost	(38,139)
Maintenance capital expenditures, net(1)	(6,988)
Cash Available for Dividends(2)	$200,598
Less:
Dividends to Class A (TGE)	(94,975)
Dividends to Class B (Exchange Right Holders)	(54,133)
Amounts in excess of dividends	$51,490
Dividend coverage	1.35	x

Class A shares outstanding(3)	179,197
Class B shares outstanding(3)	102,137
Total Shares outstanding	281,334

Cash Available for Dividend per share	$0.71
Dividend per share	$0.53

(1)	Net of noncontrolling interest associated with less than wholly-owned subsidiaries of Tallgrass Equity.

(2)	Adjusted EBITDA and Cash Available for Dividends are non-GAAP measures. For additional detail see "Non-GAAP Measures" below.

(3)	Class A and B shares represent the actual number of shares as of the dividend record date for the first quarter 2019.
Conference Call
Please join Tallgrass Energy for a conference call and webcast to discuss first quarter 2019 results at 3:30 p.m. Central Time on Tuesday May 7, 2019. Interested parties may listen via a link posted on the Investor Relations section of our website and the replay will be available on our website for at least seven days following the live call.
Tallgrass Energy, LP Merger Adjusted Segment Overview(1)
The following summary provides a reconciliation of the operating income and Segment Adjusted EBITDA for each of our reporting segments with the amounts adjusted for the impact of the TEP Merger Transaction, assuming it had closed on the first day of the period presented. Merger Adjusted Segment Adjusted EBITDA is a Non-GAAP Measure. For additional detail see "Non-GAAP Measures" below.

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Natural Gas Transportation
Operating income	$19,936	$19,384
Add:
Depreciation and amortization expense	4,948	4,827
Distributions from unconsolidated investment	113,395	87,833
Other income, net	589	834
Merger Adjusted Segment Adjusted EBITDA(3)	$138,868	$112,878

Less:
Merger Adjustments	—	(42,226)
Segment Adjusted EBITDA as Reported in 3/31/19 Form 10-Q	$138,868	$70,652

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Crude Oil Transportation
Operating income	$61,437	$46,527
Add:
Depreciation and amortization expense(2)	13,699	13,279
Deficiency payments, net(2)	5,605	8,009
Less:
Adjusted EBITDA attributable to noncontrolling interests	—	(350)
Merger Adjusted Segment Adjusted EBITDA(3)	$80,741	$67,465

Less:
Merger Adjustments	—	(32,594)
Segment Adjusted EBITDA as Reported in 3/31/19 Form 10-Q	$80,741	$34,871

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Gathering, Processing & Terminalling
Operating income	$8,609	$23,305
Add:
Depreciation and amortization expense(2)	11,477	7,112
Non-cash loss (gain) related to derivative instruments	1,252	(2,674)
Distributions from unconsolidated investments	1,703	—
Deficiency payments, net(2)	6,147	2,803
Less:
Other expense, net	(20)	—
Gain on disposal of assets	—	(9,417)
Adjusted EBITDA attributable to noncontrolling interests	(1,258)	(1,411)
Merger Adjusted Segment Adjusted EBITDA(3)	$27,910	$19,718

Less:
Merger Adjustments	—	(9,562)
Segment Adjusted EBITDA as Reported in 3/31/19 Form 10-Q	$27,910	$10,156

(1)	Segment reporting does not include corporate general and administrative costs or intersegment eliminations.

(2)	Net of noncontrolling interest associated with less than wholly-owned subsidiaries of Tallgrass Equity.

(3)	Represents Adjusted EBITDA which is a non-GAAP measure. For additional detail see "Non-GAAP Measures" below.

Rockies Express Pipeline LLC Summary Financial Information
We own a 75 percent membership interest in REX. The table below is a reconciliation of REX's Adjusted EBITDA and Distributable Cash Flow for the three months ended March 31, 2019 and 2018, presented to provide additional information on REX's financial results. REX's Adjusted EBITDA and Distributable Cash Flow are non-GAAP measures. For additional detail see "Non-GAAP Measures" below.

	Three Months Ended March 31,
	2019	2018
	(in thousands)
Rockies Express Pipeline LLC
Net income	$103,609	$90,968
Add:
Interest expense, net	29,375	41,970
Depreciation and amortization expense	54,912	54,862
Less:
Change in contract asset	(7,202)	(15,575)
Adjusted EBITDA	180,694	172,225
Less:
Cash interest cost	(28,883)	(41,136)
Maintenance capital expenditures	(1,628)	(3,796)
Distributable Cash Flow	$150,183	$127,293

Distributions to Members	$(151,193)	$(131,740)
Contributions from Members	$23,052	$4,728
Financial Leverage(1)	3.0x	3.0x
(1) Calculated in accordance with the definitions in REX's revolving credit facility.

Tallgrass Energy, LP Financial Statements
TGE's financial statements for the quarter ended March 31, 2019 will be available in TGE's quarterly report on Form 10-Q that is expected to be filed with the Securities and Exchange Commission on Tuesday, May 7, 2019.
Non-GAAP Measures
Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow are non-GAAP supplemental financial measures that TGE management and external users of our consolidated financial statements and financial statements of our subsidiaries and unconsolidated investments, such as industry analysts, investors, lenders and rating agencies, may use to assess:

•	our operating performance as compared to other publicly traded midstream infrastructure companies, without regard to historical cost basis or, in the case of Adjusted EBITDA, financing methods;

•	the ability of our assets to generate sufficient cash flow to make dividends to our shareholders;

•	our ability to incur and service debt and fund capital expenditures; and

•	the viability of acquisitions and other capital expenditure projects and the returns on investment of various expansion and growth opportunities.

We believe that the presentation of Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow provides useful information to investors in assessing our financial condition and results of operations. Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow should not be considered alternatives to net income, operating income, net cash provided by operating activities or any other measure of financial performance or liquidity presented in accordance with GAAP, nor should Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow be considered alternatives to available cash or other definitions in our partnership agreement. Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow have important limitations as analytical tools because they exclude some but not all items that affect net income and net cash provided by operating activities. Additionally, because Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow may be defined differently by other companies in our industry, our definition of Adjusted EBITDA, Cash Available for Dividends, and Distributable Cash Flow may not be comparable to similarly titled measures of other companies, thereby diminishing their utility.
We generally define Adjusted EBITDA as net income excluding the impact of interest, income taxes, depreciation and amortization, non-cash income or loss related to derivative instruments, non-cash long-term compensation expense, impairment losses, gains or losses on asset or business disposals or acquisitions, gains or losses on the repurchase, redemption or early retirement of debt, and earnings from unconsolidated investments, but including the impact of distributions from unconsolidated investments and deficiency payments received from or utilized by our customers. In addition, Adjusted EBITDA at Rockies Express excludes the impact of other non-cash gains or losses and includes the impact of the change in contract asset, which represents the cumulative amount by which the revenue recognized exceeds the actual cash collected from the customer. We also use Cash Available for Dividends and Distributable Cash Flow, which we generally define as Adjusted EBITDA, less cash interest costs, maintenance capital expenditures, and certain cash reserves permitted by our governing documents. Adjusted EBITDA and Cash Available for Dividends are both calculated and presented at the Tallgrass Equity level, before consideration of noncontrolling interest associated with the Exchange Right Holders or calculating distributions from Tallgrass Equity to us, on one hand, and to the Exchange Right Holders, on the other. We believe calculating these measures at Tallgrass Equity provides investors the most complete and comparable picture of our overall financial and operational results and provides a consistent metric for period over period comparisons that is not impacted by any future exercises by the Exchange Right Holders of the right to exchange TGE Class B Shares and Tallgrass Equity Units for an equal number of TGE Class A Shares (the "Exchange Right"), which does not have a dilutive effect on TGE's net income per share. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Summary Financial Information" above.
In this press release we have also presented Merger Adjusted Segment Adjusted EBITDA for each of our reporting segments. We define Merger Adjusted Segment Adjusted EBITDA as Adjusted EBITDA for such segment as adjusted for the impact of the TEP Merger Transaction, assuming it had closed on the first day of the period presented. We believe that the presentation of this measure on a merger adjusted basis provides useful information to investors in assessing our financial condition and results of operations for each of our reporting segments because the accounting treatment of our ownership interests in TEP prior to the TEP Merger Transaction and the impact of non-controlling interests for the period was significantly impacted by the TEP Merger Transaction during the period but is not representative of the comparable measures during our historical periods. For a reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, please see "Tallgrass Energy, LP Merger Adjusted Segment Overview" above.

Cautionary Note Concerning Forward-Looking Statements
Disclosures in this press release contain "forward-looking statements." All statements, other than statements of historical facts, included in this press release that address activities, events or developments that management expects, believes or anticipates will or may occur in the future are forward-looking statements. Without limiting the generality of the foregoing, forward-looking statements contained in this press release specifically include the feasibility, cost, execution, in-service timing, capabilities, and expected benefits of the Seahorse Pipeline, the Plaquemines Liquids Terminal and Pony Express expansion projects. Forward-looking statements may also include the expectations of plans, strategies, objectives and growth and anticipated financial and operational performance of TGE and its subsidiaries, including: the ability to pursue expansions and other opportunities for incremental volumes; natural gas and crude oil production growth in TGE's operating areas; expected future benefits of acquisitions or expansion projects; timing of anticipated spending on planned expenses and maintenance capital projects; and distribution rate and growth, including variability of quarterly distribution coverage. These statements are based on certain assumptions made by TGE based on management's experience and perception of historical trends, current conditions, anticipated future developments and other factors believed to be appropriate. Such statements are subject to a number of assumptions, risks and uncertainties, many of which are beyond the control of TGE, which may cause actual results to differ materially from those implied or expressed by the forward-looking statements. These include risks relating to TGE's financial performance and results, availability of sufficient cash flow to pay dividends and execute its business plan, the demand for natural gas storage, processing and transportation services and for crude oil transportation services, operating hazards, the effects of government regulation, tax position and other risks incidental to transporting, storing and processing natural gas or transporting crude oil and other important factors that could cause actual results to differ materially from those projected, including those set forth in reports filed by TGE with the Securities and Exchange Commission. Any forward-looking statement applies only as of the date on which such statement is made and TGE does not intend to correct or update any forward-looking statement, whether as a result of new information, future events or otherwise, except as required by law.
About Tallgrass Energy
Tallgrass Energy, LP (NYSE: TGE) is a growth-oriented midstream energy infrastructure company operating across 11 states with transportation, storage, terminal, water, gathering and processing assets that serve some of the nation's most prolific crude oil and natural gas basins.
To learn more, please visit our website at www.tallgrassenergy.com.

CONTACT:
Investor and Financial Inquiries
Nate Lien
(913) 928-6012
investor.relations@tallgrassenergylp.com

Media and Trade Inquiries
Phyllis Hammond
(303) 763-3568
phyllis.hammond@tallgrassenergylp.com